Exhibit 10.19

SIXTH AMENDMENT

TO FINANCING AGREEMENT

SIXTH AMENDMENT, dated as of September 24, 2001 (the “Amendment”), to the Financing Agreement referred to below, by and among (i) DYNAX SOLUTIONS, INC., a Delaware corporation formerly known as Dynax Acquisition Corp. (the “Parent”), APPLICATION RESOURCES CONSULTING SERVICES, INC., a New York corporation, ICS ACQUISITION CORP., a Delaware corporation, ARCS ACQUISITION CORP., a Delaware corporation, DSI ACQUISITION CORP., a Delaware corporation, DYNAX RESOURCES, INC., a Delaware corporation, LAUREN AND ASSOCIATES, INC., a New York corporation, PRIME TIME STAFFING, INC., a New York corporation, PURPLE CRAYONS, INC., a New York corporation, PURPLE CRAYONS ACQUISITION CORP., a Delaware corporation, and FATSAUCE STUDIO, INC., a Delaware corporation (each, a “Borrower” and collectively, the “Borrowers”), and (ii) ABLECO FINANCE LLC, as agent (the “Agent”) for itself and its assigns (the “Lenders”).

WHEREAS, the Borrowers, the Agent and the Lenders are parties to the Financing Agreement dated as of March 24, 1999 (as amended to date, the “Financing Agreement”), pursuant to which the Lenders have agreed to make certain term loans and revolving loans to the Borrowers from time to time in an aggregate principal amount at any time outstanding not to exceed the aggregate amount of the Commitments (as defined in the Financing Agreement) set forth therein;

WHEREAS, the Borrowers, the Agent and the Lenders desire to amend the Financing Agreement to reflect, among other things, a modification of the Consolidated EBITDA covenant. In addition, the Parent has advised the Agent that the Borrowers are in default under the Fixed Charge Coverage Ratio covenant and the Consolidated EBITDA covenant set forth in the Financing Agreement and has requested the Lenders to waive such defaults, and the Lenders have agreed to such waiver, subject to (i) the execution and delivery of this Amendment by the Borrowers, and (ii) the other terms and conditions set forth in this Amendment.

NOW THEREFORE, in consideration of the. premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Definitions in Amendment. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.

2. Consolidated EBITDA. Clause (d) of Section 6.03 of the Financing Agreement is hereby amended in its entirety as follows:

“(d) Consolidated EBITDA. Permit Consolidated EBITDA of the Parent and its Subsidiaries, for the six months ending 12/31/01 of the Parent and its Subsidiaries, to be less than $635,000.”

3. Eligible Accounts Receivable. The Parent has requested the Agent to agree, and the Agent on behalf of the Lenders hereby agrees, that Accounts Receivable owing to any Borrower from American International Group, Deloite & Touche, Societo Generale, Canadian Imperial Bank of Commerce or The Chase Manhattan Bank that are unconditionally payable in

Dollars within 120 days from the applicable invoice date shall qualify as Eligible Accounts Receivable under the Financing Agreement, provided that (a) such Accounts Receivable satisfy each of the other eligibility criteria set forth in the definition of the term “Eligible Accounts Receivable” in the Financing Agreement, and (b) such Accounts Receivable shall not qualify as Eligible Accounts Receivable on and after December 31, 2001.

4. Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the “Amendment Effective Date”):

(a) The representations and warranties contained herein, in Section 5.01 of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to the Agent pursuant hereto on or prior to the Amendment Effective Date shall be correct on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct on and on and as of such date); and no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) The Agent shall have received counterparts of this Amendment which bear the signatures of each Borrower.

(c) The Borrowers shall have paid to the Agent, in immediately available funds, a non-refundable amendment fee equal to $10,000.

(d) The Borrowers shall have prepaid $32,500 of the principal balance of the Term Loan, which prepayment may be effected using the proceeds of Revolving Loans requested by Borrowers on or prior to the Amendment Effective Date.

(e) All legal matters incident to this Amendment shall be satisfactory to the Agent and its counsel.

5. Representations and Warranties. Each Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 5.01 of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto on or prior to the Amendment Effective Date shall be correct on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct on and as of such date); and no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc. Such Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment and to perform the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(c) Authorization., Etc. The execution, delivery and performance by such Loan Party of this Amendment, and the performance by such Loan Party of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene such Loan Party’s charter or by-laws, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than. pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(d) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by such Loan Party of this Amendment, or for the performance of the Financing Agreement, as amended hereby.

(e) Enforceability of Loan Documents. Each of this Amendment, the Financing Agreement, as amended hereby, and each other Loan Document to which such Loan Party is a party is a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

6. Waiver and Consent. (a) Pursuant to the request of the Parent, the Lenders hereby consent to and waive any Event of Default that would arise under Sections 6.03(c) and (d) of the Financing Agreement from (i) the Borrowers having a Fixed Charge Coverage Ratio of less than 1.0 to 1.0 at June 30, 2001 and September 30, 2001, and (ii) the Borrowers have a Consolidated EBITDA of less than $750,000 at June 30, 2001 and September 30, 2001.

(b) The Lenders’ consent and waiver of any Event of Default relating to the events set forth in paragraph (a) above (i) shall become effective on the Amendment Effective Date, (ii) shall be effective only in this specific instance and for the specific purposes set forth herein, and (iii) does not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Documents, which terms and conditions shall continue in full force and effect.

7. Continued Effectiveness of Loan Agreement. Each Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Document to “the Financing Agreement”, “thereto”, “thereof’, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Agent, or to grant to the Agent a Lien on any collateral as security for the Obligations of such Borrower from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

8. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement,

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the. State of New York.

(d) Each Borrower hereby acknowledges and agrees that. this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Borrower shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e) The Borrower will pay on demand all reasonable out-of-pocket costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Agent and the Lenders.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BORROWERS:

DYNAX SOLUTIONS, INC.

By:	/s/ Jerold Weinger
	Name:	Jerold Weinger
	Title:	CEO

APPLICATION RESOURCES CONSULTING SERVICE, INC.

By:	/s/ Jerold Weinger
	Name:	Jerold Weinger
	Title:	CEO

ICS ACQUISITION CORP.

By:	/s/ Jerold Weinger
	Name:	Jerold Weinger
	Title:	CEO

ARCS ACQUISITION CORP.

By:	/s/ Jerold Weinger
	Name:	Jerold Weinger
	Title:	CEO

DSI ACQUISITION CORP.

By:	/s/ Jerold Weinger
	Name:	Jerold Weinger
	Title:	CEO

DYNAX RESOURCES, INC.

By:	/s/ Jerold Weinger
	Name:	Jerold Weinger
	Title:	CEO